Exhibit 10.6


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


                                     BETWEEN


                                 ZBIG S. BISKUP

                                        &

                                  DYNACARE INC.


         This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of November 22, 2000 (the "Effective Date"), between DYNACARE INC. (the "Company"), a corporation incorporated under the laws of the Province of Ontario having its principal place of business at 20 Eglinton Avenue West, Suite 1600, Toronto, Ontario, and ZBIG S. BISKUP (the "Executive").

         WHEREAS the Company considers the services of the Executive to be unique and essential to the success of the Company's business; and

         WHEREAS the Company and the Executive had previously entered into an employment agreement dated March 4, 1997, and the parties desire that the Executive continue his employment as Chief Financial Officer and Executive Vice-President, Finance of the Company; and

         WHEREAS the Company and the Executive now wish to enter into an Amended and Restated Employment Agreement on the terms and conditions set forth herein, and which shall constitute the sole and exclusive agreement relating to the employment of Executive by the Company.

         NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed between the Company and the Executive that his existing agreement shall be amended and modified in its entirety as follows:

1. EMPLOYMENT. The Company shall continue to employ the Executive in a full-time capacity in the position set forth in this paragraph, and the Executive shall continue to accept such employment upon the terms and conditions set forth herein. Such employment shall be in the capacity of Chief Financial Officer and Executive Vice-President, Finance of the Company, reporting directly to the board of directors of the Company (the "Board").

2. EMPLOYMENT TERM. Unless earlier terminated pursuant to Section 10 hereof, the term of Executive's employment under this Agreement shall commence as of the Effective Date of this Agreement and continue for a period of three years until November 15, 2003 (the "Employment Term"). On or before June 1, 2003, the Company and Executive agree to use their good faith efforts to negotiate a renewal of this Agreement (the "Renewal Agreement"), on mutually satisfactory terms and conditions. Subject to continued service by the Executive through November 15, 2003 (absent any termination by the Company without Cause, or termination by the Executive for Good Reason, or as a result of the death or permanent disability of the Executive, in each case giving rise to payments pursuant to Section 11 hereof) (each individually a "Termination Event"), then upon the expiration of this Agreement on November 15, 2003 (a "Non-Renewal Event"), the Executive shall be entitled to the severance benefit provided in Section 11.

3. DUTIES. During the Employment Term, the Executive shall, subject to the supervising powers of the Board, have those powers and duties consistent with his position as Chief Operating Officer and Executive Vice-President, Operations. Executive agrees to devote substantially all his working time and attention to the business of the Company. The Executive shall not, without the prior written consent of the Company's Board of Directors, be directly or indirectly engaged in any other trade, business or occupation for compensation requiring his personal services during the Employment Term. Nothing in this agreement shall preclude the Executive from (i) engaging in charitable and community activities or from managing his personal investments, or (ii) serving as a member of the board of directors of an unaffiliated company not in competition with the Company, subject however, in each such case of board membership, to approval by the Company's Board of Directors (not to be unreasonably withheld).

4. PLACE OF PERFORMANCE. The principal places of employment of the Executive shall be at the Company's principal executive offices in Toronto, Ontario, Canada and the principal executive offices in the United States of the Company's principal United States subsidiary from time to time (the "US Principal Executive Offices"), which is currently located in Dallas, Texas. The Executive's time shall be allocated as between the Company's principal executive offices and the US Principal Executive Offices, as determined from time to time in accordance with what is in the best interests of the Company, it being understood that the Company currently requires that the Executive spend most of his time at the US Principal Executive Offices. The Company shall, entirely at its own expense, provide a suitable home, condominium or apartment in a location reasonably proximate to the US Principal Executive Offices for the use of the Executive and other senior officers of the Company and pay all reasonable living expenses relating thereto.

5. CASH COMPENSATION. Executive shall be compensated for services rendered during the Employment Term as follows:

         (a) BASE SALARY. Executive shall be compensated at an annual base salary of no less than US$350,000 (the base salary, at the rate in effect from time to time, is hereinafter referred to as the "Base Salary"). The Company's Board of Directors shall review and may, if appropriate, at its discretion, increase this annual Base Salary during the Employment Term. Base Salary shall be reviewed annually and be adjusted to reflect (among other factors) increases generally granted to other senior executives of the

                  Company consistent with Company pay practices but in any event no such annual increase shall be less than 5%. The Base Salary shall be payable in equal bi-weekly installments.

         (b)      ANNUAL BONUS. In addition to the Base Salary provided for in
                  Section 5 (a) above, the Company will provide annual bonus awards to Executive in accordance with the Company's executive bonus plan from time to time in effect (the "EBP") and any financial performance targets thereunder. During the Employment Term, Executive's target incentive opportunity under the EBP will be 50% of Base Salary as in effect at the time such target incentive opportunity is established,

                  (i) 75% of the annual bonus award shall be delivered in cash (at the same time other EBP awards are paid), and

                  (ii) 25% of the annual bonus award shall be delivered in shares of common stock of the Company at the same time other EBP awards are paid that will be 100% vested.

6. EQUITY AWARD. Executive may be awarded additional compensation (such as stock options, shares of incentive stock, or shares of restricted stock) pursuant to the present or any future incentive compensation or long-term compensation program established for the senior officers of the Company (collectively the "Incentive Compensation Programs"), in an appropriate manner for the position occupied by Executive and his performance therein relative to other Company senior executives and consistent with Company pay practices. Compensation granted under such plans will be subject to the actual provisions and conditions applicable to such plans.

7.       EMPLOYEE BENEFITS.

         (a) GENERAL PROVISIONS. Except as expressly provided in this Agreement, Executive shall be entitled to benefits that are no less favorable to the Executive than that currently being provided to the Executive, without duplication.

         (b) VACATION AND SICK LEAVE. Executive shall be entitled to vacation and sick leave in accordance with the vacation and sick leave policies adopted by the Company from time to time, provided that the Executive shall be entitled to no less than four (4) weeks of paid vacation each calendar year. Any vacation shall be at such time and for such periods as shall be mutually agreed upon between the Executive and the Company. The Executive shall be entitled to all public holidays observed by the Company.

         (c) LOAN REPAYMENT. The Company acknowledges that it has made payment to the Executive to enable him to repay the interest-free housing loan in the amount of Cdn$450,000 that it previously made to the Executive and that any compensation income to Executive resulting from the aforesaid payment by the Company to Executive or interest-free features of the loan will be grossed up for tax purposes at the present rate of 48%.

         (d) OPTIONS. The Company acknowledges and agrees that all options previously granted to the Executive to purchase shares in the capital stock of the Company will automatically vest upon the completion of the initial public offering of the Company's common stock.

         (e) AUTOMOBILE ALLOWANCE. The Executive shall be entitled to the payment of US$2,000.00 per month in respect of an automobile allowance.

         (f) RRSP CONTRIBUTION. The Corporation shall deposit each year to a registered retirement savings plan ("RRSP") account designated by the Executive an amount equal to the maximum allowable RRSP contribution by the Executive.

8. APPLICABLE TAXES. There shall be deducted from any compensation payments made under this Agreement any federal, provincial, state, and local taxes or other amounts required to be withheld by any entity having jurisdiction over the matter.

9. MISCELLANEOUS BENEFITS. During the Employment Term, the Company shall provide the Executive with the following additional benefits:

         (a) BUSINESS TRAVEL AND EXPENSES. Executive shall be reimbursed by the Company for reasonable and other business expenses, as approved by the Company, which are incurred and accounted for in accordance with the Company's normal practices and procedures for reimbursement of expenses.

         (b) NON-EXCLUSIVITY. Nothing in this Agreement shall prevent the Executive from being entitled to receive any additional compensation or benefits as approved by the Company's Board of Directors.

10. TERMINATION OF EMPLOYMENT. Notwithstanding any other provisions of this Agreement to the contrary, the employment of the Executive pursuant to this Agreement may be terminated as follows:

         (a) TERMINATION BY THE COMPANY FOR CAUSE. Executive may be terminated for "Cause" by the Company as provided below. As used herein, the term "Cause" shall mean (i) conviction of the Executive for a felony; or (ii) the commission by the Executive of fraud or theft against, or embezzlement from, the Company. For purposes of this section, no act or failure to act on Executive's part shall be considered to be reason for termination for Cause if done, or omitted to be done, by Executive in good faith and with the reasonable belief that the action or omission was in the best interests of the Company. Cause shall not exist unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than two thirds of the entire membership of the Board at a meeting of the Board held for the purpose (after ten (10) days' prior written notice to the Executive of such meeting and the purpose thereof and an opportunity for him, together with his counsel, to be heard before the Board at such meeting), of finding that in the good faith opinion of the Board, the Executive was guilty of the conduct set forth above in this Section 10(a) and specifying the particulars thereof in detail. As set forth more fully in
                  Section 10(f) hereof, the "Date of Termination" (which shall be no earlier than 30 days after delivery of the written notice to the Executive) shall be the date specified in the "Notice of Termination;" provided, however, that in the case of a termination for Cause under clauses 10(a)(i) and 10(a)(ii) above, the Date of Termination shall be the date of delivery of the Notice of Termination. Anything herein to the contrary notwithstanding, if, following a termination of the Executive's employment by the Company for Cause based upon the conviction of the Executive for a felony, such conviction is overturned in a final determination on appeal, the Executive shall be entitled to the payments and the economic equivalent of the benefits the Executive would have received if his employment had been terminated by the Company without Cause.

         (b) TERMINATION BY THE COMPANY FOR EXCESSIVE ABSENTEEISM. At the sole discretion of the Company's Board of Directors, Executive may be terminated if the Executive shall have been absent from his duties with the Company on a full-time basis for one hundred and twenty (120) consecutive days, and if within thirty (30) days after written Notice of Termination is given by the Company to the Executive, the Executive shall not have resumed the performance of his duties hereunder on a full-time basis. In this event, the Date of Termination shall be thirty
                  (30) days after Notice of Termination is given by the Company (provided that the Executive shall not have returned to the full-time performance of his duties).

         (c) DEATH. The Executive's employment shall terminate upon his death, and the date of his death shall be the Date of Termination for purposes of this Agreement.

         (d) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate his employment hereunder for "Good Reason," provided that the Executive shall have delivered a Notice of Termination within ninety (90) days after the occurrence of the event of Good Reason giving rise to such termination. For purposes of this Agreement, "Good Reason" shall mean the occurrence of one or more of the following circumstances, without the Executive's express written consent, which are not remedied by the Company within thirty (30) days of receipt of the Executive's Notice of Termination except in the event of a Change in Control:

                  (i) an assignment to the Executive of any duties materially inconsistent with his position, duties, responsibilities, and status with the Company, or any material limitation of the powers of the Executive not consistent with the powers of the Executive contemplated by Section 3 hereof;

                  (ii) any removal of the Executive from, or any failure to re-elect the Executive to the positions specified in
                           Section 1 of this Agreement;

                  (iii)    the change of the Executive's title as specified by
                           Section 1 of this Agreement;

                  (iv) a reduction in the Executive's Base Salary or Annual Bonus target incentive opportunity as in effect from time to time, without his written consent;

                  (v) the failure of the Company to continue in effect any Benefit Plan that was in effect on the date hereof or provide the Executive with equivalent benefits, without his written consent;

                  (vi) the failure of the Company to maintain the Executive as a member of its Board of Directors at all times thereafter, for so long as he shall serve as Chief Executive Officer of the Company;

                  (vii) any other material breach by the Company of this Agreement;

                  (viii) a failure of the Company to secure a written assumption by any successor company as provided for in Section 15(g) hereof.

                  In the event of a termination for Good Reason, the Date of Termination shall be the date specified in the Notice of Termination, and shall be more than thirty (30) days after the Notice of Termination.

         (e) OTHER TERMINATIONS. Notwithstanding the foregoing, the Executive may terminate his employment at any time, subject to the provisions of Section 10(f) hereof. If the Executive's employment is terminated hereunder for any reason other than as set forth in Sections 10(a) through 10(d) hereof, the date on which a Notice of Termination is given or any later date (within 30 days) set forth in such Notice of Termination shall be the Date of Termination.

         (f) NOTICE OF TERMINATION. Any termination of the Executive's employment hereunder by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated and a date of termination.

11.      COMPENSATION UPON TERMINATION OR DURING DISABILITY

         (a) DISABILITY PERIOD. During any period during the Employment Term that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to (i) receive his full Base Salary and bonus otherwise payable for that period of the Employment Term including the Disability Period and (ii) participate in the Benefit Plans. Such payments made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under any government disability insurance program, where such amounts were not previously applied to reduce any such payment.

         (b) DEATH. If the Executive's employment hereunder is terminated as a result of his death, then: (i) the Company shall pay the Executive's estate or designated beneficiary, as soon as practicable after the Date of Termination, a lump sum payment equal to (1) any Base Salary installments due in the month of death and any reimbursable expenses accrued or owing the Executive hereunder as of the Date of Termination, (2) a PRO RATA portion of any bonus owed to the Executive for that portion of the Employment Term through to the Date of Termination and any earned and unpaid bonus relating to services performed by the Executive in the year preceding his death, and (3) the severance benefits set forth in Section 11(e), and (ii) all outstanding stock options, earned shares of incentive stock, and other awards granted to the Executive under the Incentive Compensation Programs shall immediately become fully vested as of the Date of Termination and all transfer restrictions shall lapse but continue to be subject to such exercise periods as shall be provided for under the terms of each grant.

         (c) ABSENCE FROM WORK. If the Executive's employment hereunder is terminated for excessive absenteeism as defined in Section 10(b), then (i) the Company shall pay the Executive, as soon as practicable after the Date of Termination (1) any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder as of the Date of Termination, (2) a PRO RATA portion of any bonus owed to the Executive for that portion of the Employment Term through to the Date of Termination and any earned and unpaid bonus relating to service performed by the Executive in the year preceding his Date of Termination for excessive absenteeism, and (3) the severance benefits set forth in Section 11(e); and (ii) all outstanding stock option and incentive stock awards granted to the Executive shall immediately become fully vested as of the Date of Termination and all transfer restrictions shall lapse but continue to be subject to such exercise periods as shall be provided for under the terms of each grant.

         (d) TERMINATION FOR CAUSE OR BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment hereunder is terminated by the Company for Cause or by the Executive (other than for Good Reason), then (i) the Company shall pay the Executive, as soon as practicable after Date of Termination, any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder for services as of the Date of Termination; and (ii) the Executive shall immediately forfeit any unvested career shares and earned but unvested incentive stock shares. In the event of termination by the Company for Cause, the Executive shall have the right to exercise the vested unexercised portion of all outstanding stock option and stock awards prior to the Date of Termination, and the unexercised portion of any such award shall be forfeited thereafter and any restricted stock shall remain subject to the terms of each grant. In the event of termination by the Executive other than for Good Reason but subject to the provisions of Section 12, the Executive shall have the right to exercise the vested unexercised portion of all outstanding stock options and stock awards then held by the Executive for such period following the Date of Termination as shall be provided for under the terms of each grant, and the unexercised portion of any such awards shall be forfeited thereafter and any restricted stock shall remain subject to the terms of each grant.

         (e) ALL OTHER TERMINATIONS. Executive's employment may be terminated without Cause by the Company's Board of Director's or by the Executive for Good Reason or upon a Non-Renewal Event, provided that in such event:

                  (i) Executive shall be entitled to receive 18 months' Base Salary (at the Executive's effective annual rate on the Date of Termination) to be paid in lump sum (net of appropriate withholdings) on the Date of Termination, and shall also be entitled to receive one and a half (1.5) times his average annual bonus, as provided for in Section 5(b), (including the stock and cash components) earned during the employment term of this contract and any earned and unpaid bonus relating to (A) services performed by the Executive in the year preceding his termination by the Company without Cause or his termination for Good Reason, and
                           (B) services performed by the Executive for calendar year 2002 in the event of a Non-Renewal Event to be paid in a lump sum (net of appropriate withholdings) within 60 days of the Date of Termination, without duplication;

                  (ii) Executive and his eligible dependents shall be entitled to continue participation in the Company's Benefit Plans at the same cost as other Company senior executives (to the extent allowable in accordance with the administrative provisions of those plans and applicable federal and provincial law) for a period of up to eighteen (18) months or until Executive and his eligible dependents are eligible to be covered by a successor employer's comparable benefit plans, whichever is sooner;

                  (iii) Any stock or stock option granted to the Executive subject to vesting restrictions shall become vested and fully exercisable as of the Date of Termination but subject to the provisions of Section 12. In addition, any restrictions on sale, transfer or disposition of restricted stock will be lifted.

12.      NONSOLICITATION AND NONCOMPETITION

         (a) During his employment with the Company and for a period of (2) two years from the date of the Executive's termination of employment for any reason, the Executive will not provide services, in any capacity, whether as an employee, consultant, independent contractor, or otherwise, to any person or entity that provides products or services that compete with the Business of the Company, except that after the termination of Executive's employment this restriction shall only apply to North America. If so requested in writing by Executive, the Company shall advise the Executive promptly in writing in advance (but in no case later than 30 calendar days) as to whether, in the exercise of its reasonable judgment, the Company views any proposed activity contemplated by the Executive as constituting a competing "Business," PROVIDED THAT nothing herein shall prevent the Executive from, after the termination of his employment, being a passive owner of not more than 5% of the outstanding stock of any class of a corporation that is publicly traded and that may acquire any corporation or business that competes with the Company.

         (b) For a period of two (2) years following the termination of the Executive's employment for any reason, the Executive will not directly or indirectly solicit the Business of any customer of the Company during the two (2) year period prior to the termination of the employment relationship with the Company for any purpose other than to obtain, maintain and/or service the customer's Business for the Company.

         (c) For a period of two (2) years following the termination of the Executive's employment for any reason, the Executive agrees not to, directly or indirectly, recruit or solicit any employees of the Company to work for the Executive or any other person or entity.

         (d) As used in this Section, the following terms shall have their respective definitions:

                  (i) "Business" means the business of providing clinical laboratory services.

                  (ii) "Indirectly solicit" shall include, but are not to be limited to, providing Company's proprietary information to another individual, or entity, allowing the use of Executive's name by any company (or any employees of any other company) other than the Company, in the solicitation of the Business of Company's customers.

         (e) EXCLUSIVE PROPERTY. Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Executive relating to the business of the Company, its affiliates and subsidiaries (other than his personal records) shall be and remain the property of the Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, Executive shall promptly deliver to the Company, and shall not without the consent of the Board retain copies of, any written materials not previously made available to the public, or records and documents made by Executive in his possession concerning the business or affairs of the Company or any of its affiliates or subsidiaries (other than his personal records); provided, however, that subsequent to any such termination, the Company shall provide Executive with copies (the cost of which shall be borne by Executive) of any documents which are requested by Executive and which Executive has determined in good faith are
                  (i) required to establish a defence to a claim that Executive has not complied with his duties hereunder or (ii) necessary to Executive in order to comply with applicable law.

         (f)      REMEDIES.

                  (i) INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, Executive acknowledges that a breach of any of the covenants contained in this Section 12 may result in material irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by this Section 12 or such other relief as may be required to specifically enforce any of the covenants in this Section 12. Without intending to limit the remedies available to Executive, Executive shall be entitled to seek specific performance of the Company's obligations under this Agreement.

                  (ii) ADDITIONAL REMEDY. In the event of an arbitrator's determination that Executive has breached any of the covenants contained in this Section 12 during his employment or within one year after termination thereof for any reason, then (1) all of Executive's outstanding stock options shall immediately terminate as of the date of the breach and (2) any gains realized by Executive from exercising all or a portion of any stock options within three months prior to his termination of employment or anytime after his termination of employment, shall be paid by Executive to the Company. The amount of the realized gains shall be the difference between the exercise price and the fair market value of the stock on the day each option is exercised and the Executive agrees to pay immediately said amounts to the Company. The Company shall cooperate with the Executive in filing amended tax returns required as a result of the exercise by the Company of its rights pursuant to this subclause (ii). Executive agrees to pay immediately the unpaid balance to the Company. Executive may be released from his obligations hereunder only if the Board (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

13. ARBITRATION. In the event of any difference of opinion or dispute between the Executive and the Company with respect to the construction or interpretation of this Agreement or the alleged breach thereof, which cannot be settled amicably by agreement of the parties, then such dispute shall be submitted to and determined by arbitration by a single arbiter in the city of Toronto, Ontario in accordance with the provision of the Arbitrations Act (Ontario), and judgment upon the award rendered shall be final, binding and conclusive upon the parties and may be entered in the highest court, provincial or federal, having jurisdiction. The costs of the arbitration shall be borne as determined by the arbitrator; PROVIDED, HOWEVER, that if the Company's position is not substantially upheld, as determined by the arbitrator, the expenses of the Executive (including, without limitation, fees and expenses payable to the arbitrator, fees and expenses payable to witnesses, including expert witnesses, fees and expenses payable to attorneys and other professionals, expenses of the Executive in attending the hearing, costs in connection with obtaining and presenting evidence and costs of the transcription of the proceedings), as determined by the arbitrator, shall be reimbursed to him by the Company.

14. CONFIDENTIALITY. During the Employment Term, and except as otherwise required by law, the Executive shall not disclose or make accessible to any business, person or entity, or make use of (other than in the course of the business of the Company) any trade secrets, proprietary knowledge or confidential information, which he shall have obtained during his employment by the Company and which shall not be generally known to or recognized by the general public. All information regarding or relating to any aspect of either the Company's business, including but not limited to that relating to existing or contemplated business plans, activities or procedures, current or prospective clients, current or prospective contracts or other business arrangements, current or prospective products, facilities and methods, manuals, intellectual property, price lists, financial information (including the revenues, costs, or profits associated with any of the Company's products or services), or any other information acquired because of the Executive's employment by the Company, shall be conclusively presumed to be confidential; PROVIDED, HOWEVER, that Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any specific information or type of information generally not considered information disclosed by the Company or any officer thereof to a third party without restrictions on the disclosure of such information. The Executive's obligations under this Section 14 shall be in addition to any other confidentiality or nondisclosure obligations of the Executive of the Company at law or under any other agreements.

15.      OTHER MATTERS.

         (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Executive relating to the subject matter hereof, and supersedes any previous agreements, commitments and understandings, written or oral, with respect to the matters provided herein. As used in this Agreement, terms such as "herein," "hereof," "hereto" and similar language shall be construed to refer to this entire instrument and not merely the paragraph or sentence in which they appear, unless so limited by express language.

         (b) ASSIGNMENT. Except as set forth below, this Agreement and the rights and obligations contained herein shall not be assignable or otherwise transferable by either party to this Agreement without the prior written consent of the other party to this Agreement. Notwithstanding the foregoing, any amounts owing to the Executive upon his death shall inure to the benefit of his heirs, legatees, personal representatives, executor or administrator.

         (c) NOTICES. Any and all notices provided for under this Agreement shall be in writing and hand delivered or sent by first class registered or certified mail, postage prepaid, return receipt requested, addressed to the Executive at his residence or to the Company at its usual place of business, and all such notices shall be deemed effective at the time of delivery or at the time delivery is refused by the addressee upon presentation.

         (d) AMENDMENT/WAIVER. No provision of this Agreement may be amended, waived, modified, extended or discharged unless such amendment, waiver, extension or discharge is agreed to in writing signed by both the Company and the Executive.

         (e) APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted, and enforced in accordance with the laws of the Province of Ontario.

         (f) SEVERABILITY. The Executive hereby expressly agrees that all of the covenants in this Agreement are reasonable and necessary in order to protect the Company and its business. If any provision or any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective only to the extent of such invalidity or unenforceability and shall not affect in any way the validity or enforceability of the remaining provisions of this Agreement, or the remaining parts of such provision.

         (g) SUCCESSOR OF INTERESTS. In the event the Company merges or consolidates with or into any other corporation or corporations, or sells or otherwise transfers substantially all of its assets to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation surviving or resulting from the merger or consolidation or to which the assets are sold or transferred and, prior to the consummation of any such event, the Company shall obtain the express written assumption of this Agreement by the other corporation (other than in the case of a merger after which the Company is the surviving entity). All references herein to the Company refer with equal force and effect to any corporate or other successor of the corporation that acquires directly or indirectly by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Company.

         (h) NO MITIGATION. The Executive shall not be required to mitigate amounts payable pursuant to Section (11) hereof by seeking other employment or otherwise.

16. INDEMNIFICATION. The Company shall indemnify the Executive to the full extent permitted by law and the By-laws of the Company for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge of all his duties hereunder, including, without limitation, the right to be paid in advance by the Company for his expenses in defending a civil or criminal action, proceeding or investigation prior to the final disposition thereof. The Executive shall be insured under the Company's Directors' and Officers' Liability Insurance Policy as in effect from time to time. Notwithstanding any other provision of this Agreement to the contrary, any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operations of this Section (16).

17. AUTHORITY. The execution, delivery and performance of this Agreement has been duly authorized by the Company and this Agreement represents the valid, legal and binding obligation of the Company, enforceable against the Company according to its terms.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its own behalf and has caused its corporate seal to be affixed, and the Executive has executed this Agreement on his own behalf intending to be legally bound, as of the date first written above.


                                     DYNACARE INC.


                                     BY: /s/ Harvey Shapiro
                                         -------------------------------


                                     EXECUTIVE:

                                     /s/ Zbig S. Biskup
                                     -----------------------------------
                                     Zbig S. Biskup